SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2014

MERIDIAN BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-194454	Applied For
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

67 Prospect Street, Peabody, Massachusetts		01960
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 567-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On May 9, 2014, Meridian Bancorp, Inc., a Maryland corporation (the “Company”), Meridian Interstate Bancorp, Inc., a Massachusetts corporation (“Old Meridian”), Meridian Financial Services, Incorporated (the “MHC”) and East Boston Savings Bank entered into an Agency Agreement with Sterne, Agee & Leach, Inc. (“Sterne Agee”), who will assist in the marketing of the Company’s common stock during its stock offering.

For its services in the subscription and community offerings, Sterne Agee will receive a fee of 0.75% of the aggregate purchase price of all shares of common stock sold by the Company in the subscription and community offerings. No fee will be payable to Sterne Agee with respect to shares purchased by officers, directors, trustees, corporators, employees or their immediate families and shares purchased by our tax-qualified and non-qualified employee benefit plans, and no sales fee will be payable with respect to shares being exchanged by stockholders of Old Meridian for shares of the Company in connection with the MHC’s mutual-to-stock conversion.

In the event a syndicated or firm commitment underwritten offering is conducted, the Company will pay fees of 5.0% of the aggregate purchase price of all shares of common stock sold in the syndicated or firm commitment underwritten offering to Sterne Agee, who will serve as sole book-running manager, and any other broker-dealers included in the syndicated or firm commitment underwritten offering.

The shares of common stock are being offered pursuant to a Registration Statement on Form S-1 (Registration No. 333-194454) filed by the Company under the Securities Act of 1933, as amended, and a related prospectus dated May 9, 2014.

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by references to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

1.1	Agency Agreement dated May 9, 2014, by and among the Company, Old Meridian, the MHC and East Boston Savings Bank and Sterne Agee (exhibits omitted)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MERIDIAN BANCORP, INC.

DATE: May 15, 2014	By:	/s/ Mark L. Abbate
Mark L. Abbate
Senior Vice President, Treasurer and Chief Financial Officer